Exhibit 23






                             INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in Registration Statements No. 2-88699, No. 33-4542 and No. 33-11657 on Form S-8, of our report dated November 5, 1997 appearing in and incorporated by reference in the Annual Report on Form 10-K of Piper Jaffray Companies Inc. for the fiscal year ended September 30, 1997.





/s/Deloitte & Touche LLP

Minneapolis, Minnesota
December 23, 1997